Exhibit "10.0"

                      MINERAL PROPERTY OPTION AGREEMENT


     THIS AGREEMENT dated for reference the 23rd day of September, 2002.


BETWEEN:

     ANDREW MOLNAR (DBA Cadre Capital Inc.), having an office for
     --------------------------------------
     business at Suite 302-2695 Granville Street, Vancouver, British
     Columbia,;

     ("Molnar")

                                                              OF THE FIRST PART

AND:

     NEW PACIFIC VENTURES CORP., a body corporate, duly incorporated
     --------------------------
     under the laws of the State of Colorado, United States and having an office for business at Suite 101-555 East 10th Avenue, Denver, Colorado, USA, 80203;

     ("New Pacific")

                                                             OF THE SECOND PART



WHEREAS:

A. Molnar is the registered and beneficial owner of six (6) claims located near Lac La Hache, in the Province of British Columbia and known as the Riley claims, which claims are more particularly described in Schedule "A" attached hereto which forms a material part hereof (the "Property");

B. Molnar has agreed to grant to New Pacific the right, privilege and option to explore the Property together with the right, privilege and option to purchase an undivided 100% interest in the Property upon the terms and conditions hereinafter set forth;

    NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and provisos herein contained, THE PARTIES HERETO AGREE AS FOLLOWS:


1.  MOLNAR'S REPRESENTATIONS

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1.1   Molnar represents and warrants to New Pacific that:

      (a) Molnar is the registered and beneficial owner of the Property and holds the right to explore and develop the Property;

      (b) Molnar holds the Property free and clear of all liens, charges and claims of others, and the Molnar has a free and unimpeded right of access to the Property and has use of the Property surface for the herein purposes;

      (c) The claims set out in Schedule "A" have been duly and validly located and recorded in a good and miner-like manner pursuant to the laws of British Columbia and are in good standing in British Columbia as of the date of this Agreement and expire on June 6, 2003;

      (d) There are no adverse claims or challenges against or to Molnar's ownership of or title to any of the Property nor to the knowledge of Molnar is there any basis therefor, and there are no outstanding agreements or options to acquire or purchase the Property or any portion thereof;

      (e) Molnar has the full right, authority and capacity to enter into this Agreement without first obtaining the consent of any other person or body corporate and the consummation of the transaction herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of any indenture, agreement or other instrument whatsoever to which Molnar is a party or by which it is bound or to which it is subject;

      (f) The terms of this Agreement have been authorized by all necessary corporate acts and deeds of Molnar in order to give effect to the terms hereof; and

      (g) No proceedings are pending for, and Molnar is unaware of any basis for, the institution of any proceedings which could lead to the placing of Molnar in bankruptcy, or in any position similar to bankruptcy.

1.2 The representations and warranties of Molnar set out in subsection 1.1 above form a part of this Agreement and are conditions upon which New Pacific has relied in entering into this Agreement and shall survive the acquisition of any interest in the Property by New Pacific.

1.3 Molnar will indemnify New Pacific from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition made by Molnar and contained in this Agreement.

1.4 Molnar acknowledges and agrees that New Pacific has entered into this Agreement relying on the warranties and representations and other terms and conditions of this Agreement and that no information which is now known or which may hereafter become known to New Pacific shall limit or

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extinguish the right to indemnity hereunder, and, in addition to any other remedies it may pursue, New Pacific may deduct the amount of any such loss or damage from any amounts payable by it to Molnar hereunder.


2.    NEW PACIFIC'S REPRESENTATIONS

      New Pacific warrants and represents to Molnar that it is a body corporate, duly incorporated under the laws of the State of Colorado, United States with full power and absolute capacity to enter into this Agreement and that the terms of this Agreement have been authorized by all necessary corporate acts and deeds in order to give effect to the terms hereof.

3.    GRANT OF OPTION

      Molnar hereby gives and grants to New Pacific the exclusive right and option to acquire a 100% undivided right, title and interest in and to the Property (the "Option"), subject to a 2% net smelter returns royalty reserved in favour of Molnar, by performing the acts and deeds and paying the sums provided for in section 4.

4.    CONSIDERATION FOR THE GRANT OF OPTION

4.1 In order to keep the Option granted to New Pacific in respect of the Property in good standing and in force and effect, New Pacific shall be obligated to:

      Cash Payments
      _____________

(a)   Pay to Molnar $30,000 in the following manner:

      (i)   $5,000 upon execution of this Agreement;

      (ii)  $5,000 on or before June 6, 2004;

      (iii) $10,000 on or before June 6, 2005; and

      (iv)  $10,000 on or before June 6, 2006.

      Work Commitments
      ________________

(c) Incur exploration or development expenditures totalling $30,000 on the Property as follows:

      (i)   At least $2,500 in expenditures on or before June 6, 2003;

      (ii) A cumulative total of at least $5,000 in expenditures on or before June 6, 2004;

      (iii) A cumulative total of at least $10,000 in expenditures on or before June 6, 2005; and

      (iv) A cumulative total of at least $12,500 in expenditures on or before June 6, 2006.

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5.    COVENANTS OF MOLNAR

5.1 Molnar shall perform all work commitments on the Property as requested by New Pacific in a miner-like manner and shall comply with all laws, regulations and permitting requirements of Canada and the Province of British Columbia including compliance with all:

      (a)   environmental statutes, guidelines and regulations; and

      (b)   work permit conditions, including for lakes and streams.

5.2 Any liability due to damage from violations of the applicable regulations which result from any actions of Molnar shall be the sole responsibility of Molnar.

5.3 During the term of this Agreement and so long as title to the Property is registered in the name of Molnar, Molnar covenants to promptly provide New Pacific with any and all notices, assessments, defaults, demands or claims received by Molnar with respect to the Property.

5.4 At Closing, Molnar shall deliver to an escrow agent mutually agreed upon between the parties and in a form acceptable to New Pacific and its counsel a transfer to New Pacific of an undivided 100% interest in and to the Property in registerable form. Molnar shall provide the escrow agent with irrevocable instructions to release the transfer to New Pacific upon New Pacific earning and exercising the Option.

6.    RIGHT TO ABANDON PROPERTY INTERESTS

      Should New Pacific, in its sole discretion, determine that any part of the Property no longer warrants further exploration and development, then New Pacific may abandon such interest or interests without affecting its rights or obligations under this Agreement by providing Molnar with 30 days notice of its intention to do so. Upon receipt of such notice by Molnar and expiry of the 30 day period, such interests shall cease to be part of the Property for the purposes of this Agreement except to the extent of any liabilities arising as a result of work carried out or actions taken upon such part of the Property by New Pacific.

7.    TERMINATION OF OPTION

7.1 Subject to subsection 7.2, the Option shall terminate if New Pacific fails to make the required cash payments, and fails to complete the minimum cumulative expenditures in accordance with subsection 4.1 herein within the time periods specified therein.

7.2 If New Pacific shall be in default of any requirement set forth in subsection 4.1 herein, Molnar shall give written notice to New Pacific specifying the default and New Pacific shall not lose any rights granted under this Agreement, unless within 60 days after the giving of notice of default by Molnar, New Pacific has failed to cure the default by the appropriate performance.

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7.3   If the Option is terminated in accordance with subsections 7.1 and 7.2 herein, New Pacific shall have no interest in or to the Property, and all expenditures and payments made by New Pacific to or on behalf of Molnar under this Agreement shall be non-refundable by Molnar to New Pacific for which New Pacific shall have no recourse and New Pacific shall release the Option of the Property back to Molnar free and clear of any and all liens, charges, hypothecs, encumbrances and royalties.

7.4 At any time prior to New Pacific exercising its Option hereunder and acquiring a 100% undivided interest in and to the Property, New Pacific shall have the right to terminate this Agreement by giving written notice (the "Notice") to Molnar of such termination. Upon receipt of Notice by Molnar this Agreement shall terminate and New Pacific shall be under no further obligation or liability pursuant to this Agreement except that if the termination is within six months of the expiry of the Property, New Pacific shall be obligated to pay to Molnar the sum of $2,500.

8.    ACQUISITION OF INTEREST IN THE PROPERTY

      At such time as New Pacific has made all of the required cash payments, share issuances and work commitments in accordance with subsection 4.1 herein, within the time periods specified therein, then the Option shall be deemed to have been exercised by New Pacific, and New Pacific shall have thereby, without any further act, acquired an undivided 100% interest in and to the Property.

9.    RIGHT OF ENTRY

      For so long as the Option continues in full force and effect, New Pacific, its employees, agents, permitted assigns and independent contractors shall have the sole and exclusive right and option to:

      (a)   enter upon the Property;

      (b)   have exclusive and quiet possession of the Property;

      (c)   incur expenditures;

      (d) bring upon and erect upon the Property such mining facilities as New Pacific may consider advisable; and

      (e) remove from the Property and sell or otherwise dispose of mineral products.

10.   NET SMELTER RETURNS ROYALTY

10.1 For the purposes of this Agreement, "net smelter returns" shall have the meaning set out in Schedule "B" hereto.

10.2 On the date New Pacific commences commercial production on the Property, Molnar shall be entitled to receive and New Pacific shall pay to Molnar a royalty of 2% of net smelter returns (the "Royalty").

10.3 New Pacific may, at any time, purchase Molnar's Royalty for a one-time payment


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of $1,000,000.

10.4 New Pacific shall be under no obligation whatsoever to place the Property into commercial production and in the event it is placed into commercial production, New Pacific shall have the right, at any time, to curtail or suspend such production as it, in its absolute discretion, may determine.

10.5 Net smelter returns and the payments payable to Molnar hereunder shall be adjusted and paid quarterly, and within 90 days after the end of each fiscal year during which the Property was in commercial production, the records relating to the calculation of net smelter returns during that fiscal year shall be audited and any adjustments shall be made forthwith, and the audited statements shall be delivered to Molnar who shall have 60 days after receipt of such statements to question in writing their accuracy and failing such question, the statements shall be deemed correct.

10.6 Molnar or their representatives duly appointed in writing shall have the right at all reasonable times, upon written request, to inspect those books and financial records of New Pacific which are relevant to the determination of net smelter returns, and, at the expense of Molnar, to make copies thereof.

11.   ADVANCE ROYALTIES

      Commencing on June 6, 2007, and on the anniversary thereof each year until the Property is placed in commercial production, New Pacific shall pay to Molnar the sum of $10,000 in cash, or the equivalent value in free-trading common shares of New Pacific, as an advance against the Royalty to be paid on commercial production occurring. All advance royalties so paid by New Pacific shall be recoverable by New Pacific, together with interest at a rate equal to prime rate (as quoted from time to time by the Canadian Imperial Bank of Commerce, Main Branch, Toronto, Ontario) plus two percent (2%), from ninety percent (90%) of the Royalty payable to Molnar on commercial production occurring from the Property.

12.   OPERATOR

12.1 Upon closing of this Agreement and during the term of this Option, New Pacific will be the operator of the Property pursuant to this Agreement.

12.2 As Operator, New Pacific shall provide to Molnar quarterly statements of activities and expenditures conducted and incurred on the Property, if any. On each anniversary of this Agreement, New Pacific shall provide Molnar with a cumulative annual report of activities and expenditures including:

      (i)   a detailed report of Operations conducted on the Property; and

      (ii) detailed financial statements of expenditures incurred on the Property.

13.   POWER AND AUTHORITY OF THE OPERATOR

            After the execution of this Agreement, the Operator shall have full right, power and


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authority to do everything necessary or desirable in connection with the exploration and development of the Property and to determine the manner of operation of the Property as a mine.

14.   REGISTRATION OF PROPERTY INTERESTS

      Upon the request of New Pacific, Molnar shall assist New Pacific to record this Agreement with the appropriate mining recorder and, when required, Molnar shall further provide New Pacific with such recordable documents as New Pacific and its counsel shall require to record its due interest in respect of the Property.

15.   CLOSING

      Closing under this Agreement shall occur at a time and place to be mutually agreed upon between the parties on a date within ten (10) days following receipt by New Pacific of regulatory approval, should any approval be required, otherwise on signing.

16.   FURTHER ASSURANCES

      The parties hereto agree to do or cause to be done all acts or things necessary to implement and carry into effect the provisions and intent of this Agreement.

17.   FORCE MAJEURE

      If New Pacific is prevented from or delayed in complying with any provisions of this Agreement by reasons of strikes, labour disputes, lockouts, labour shortages, power shortages, fires, wars, acts of God, governmental regulations restricting normal operations or any other reason or reasons beyond the control of New Pacific, the time limited for the performance of the various provisions of this Agreement as set out above shall be extended by a period of time equal in length to the period of such prevention and delay, and New Pacific, insofar as is possible, shall promptly give written notice to Molnar of the particulars of the reasons for any prevention or delay under this section, and shall take all reasonable steps to remove the cause of such prevention or delay and shall give written notice to Molnar as soon as such cause ceases to exist.

18.   CONFIDENTIAL INFORMATION

      No information furnished by New Pacific to Molnar hereunder in respect of the activities carried out on the Property by New Pacific, or related to the sale of mineral products derived from the Property, shall be published by Molnar without the prior written consent of New Pacific, but such consent in respect of the reporting of factual data shall not be unreasonably withheld.

19.   ENTIRE AGREEMENT

      This Agreement constitutes the entire agreement to date between the parties hereto and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the parties hereto with respect to the subject matter of this Agreement.


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20.   NOTICE

20.1 Any notice required to be given under this Agreement shall be deemed to be well and sufficiently given if delivered, or if mailed by registered mail in Canada, in the case of Molnar addressed as follows:

    Andrew Molnar
    Suite 302-2695 Granville Street, Vancouver, British Columbia, Canada


and in the case of New Pacific addressed as follows:

    New Pacific Ventures Corp.
    604-750 West Pender Street,
    Vancouver, BC
    V6C 2T7 Canada

    Attention: Mr. Roy Brown


and any notice given as aforesaid shall be deemed to have been given, if delivered, when delivered, or if mailed, on the second business day after the date of mailing thereof.

20.2 Either party hereto may from time to time by notice in writing change its address for the purpose of this section.

21    OPTION ONLY

      Until the Option is exercised, this is an option only and except as specifically provided otherwise, nothing herein contained shall be construed as obligating New Pacific to do any acts or make any payments hereunder and any acts or payments made hereunder shall not be construed as obligating New Pacific to do any further acts or make any further payments.

22.   RELATIONSHIP OF PARTIES

      Nothing contained in this Agreement shall, except to the extent specifically authorized hereunder, be deemed to constitute either party hereto a partner, agent or legal representative of the other party.

23.   TIME OF ESSENCE

      Time shall be of the essence of this Agreement.

24.   TITLES

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            The titles to the respective sections hereof shall not be deemed a part of this Agreement but shall be regarded as having been used for convenience only.

25.   CURRENCY

      All funds referred to under the terms of this Agreement shall be funds designated in the lawful currency of Canada.

26.   SEVERABILITY

      In the event that any of the sections, subsection or paragraphs contained in this Agreement, or any portion of thereof, is unenforceable or is declared invalid for any reason whatsoever, such unenforceability or invalidity shall not affect the enforceability or validity of the remaining terms or portions thereof contained in this Agreement and such unenforceable or invalid section, subsection or paragraph, or portion thereof, shall be severable from the remainder of the Agreement.

27.   APPLICABLE LAW

      This Agreement shall be governed by, and the parties hereto hereby agree to attorn, to the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

28.   ENUREMENT

      This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

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      IN WITNESS WHEREOF this Agreement has been executed as of the day and year first above written.


ANDREW MOLNAR (DBA Cadre Capital Inc.)
Signed hereunto in the          )
presence of:                    )
                                )         _____________________________
______________________________  )         Andrew Molnar
                                )
______________________________  )




THE CORPORATE SEAL of           )
NEW PACIFIC VENTURES CORP.      )
was hereunto affixed in the     )
presence of:                    )
                                )                                 (c/s)

______________________________  )
                                )
______________________________  )


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                                 SCHEDULE "A"
                                 ____________
List of Claims

Cariboo Mining Division, British Columbia
Riley 1-6 claims
Record 393831-393836


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                                 SCHEDULE "B"
                                 ____________


                                  DEFINITION
                                  __________



                              NET SMELTER RETURN


Net Smelter Return shall mean the actual proceeds received for the sales of ores, metals or concentrates (other than products used for testing) after the date on which the Property enters into commercial production, after deducting from such proceeds, to the extent that they were not deducted by the purchaser in computing costs: of all charges for smelting and refining or penalties: all costs or charges regarding insurance, transportation, manutention or testing and sampling, (including arbitration analysis) of the product or any part of it ex head frame it in the case of mineral and ex mill or other installations of treatment in the case of concentrates or other products; all marketing costs incurred as to said products, all the Federal or Provincial or Municipal taxes, revenue or royalty related to the sale or to the added value that has been the object of a levy for the vendor or payable by him, all custom taxes, import taxes or all tariffs or mining taxes payable on said products and, all costs and charges that apply (including penalties) spent for re-smelting or refining on demand or similar treatment of ores, minerals and concentrates that are part of the product.